Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES SECOND QUARTER RESULTS

MURRAY HILL, NJ — (July 23, 2015) — C. R. Bard, Inc. (NYSE: BCR) today reported 2015 second quarter financial results. Second quarter 2015 net sales were $859.8 million, an increase of 4 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, second quarter 2015 net sales increased 8 percent over the prior-year period.

For the second quarter 2015, net sales in the U.S. were $592.0 million, an increase of 7 percent over the prior-year period. Net sales outside the U.S. were $267.8 million, a decrease of 2 percent from the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, second quarter 2015 net sales outside the U.S. increased 11 percent over the prior-year period.

For the second quarter 2015, net loss was ($54.7 million) and diluted loss per share was ($0.74), reflecting a net charge for estimated costs related to product liability matters. Adjusting for this charge and certain other items that affect the comparability of results between periods as detailed in the tables below, second quarter 2015 net income was $154.3 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangible assets, was $2.27, an increase of 8 percent and 10 percent, respectively, as compared to second quarter 2014 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We are pleased with the strong start to 2015, which, as we’ve said, is an important year of execution for us. More than two years ago, we introduced our strategic investment plan designed to accelerate the growth rate of the company and put us in a position to provide revenue growth in the mid-to-high single digits with attractive returns for shareholders. We are pleased with the results to date and we remain focused on that objective.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2015 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Operations

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$859,800	$827,100	$1,679,500	$1,626,400
Costs and expenses
Cost of goods sold	333,700	320,700	644,900	630,200
Marketing, selling and administrative expense	250,000	245,200	485,700	482,000
Research and development expense	64,000	85,400	124,600	149,700
Interest expense	11,200	11,300	22,500	22,400
Other (income) expense, net	141,700	257,300	158,000	251,300

Total costs and expenses	800,600	919,900	1,435,700	1,535,600

Income (loss) from operations before income taxes	59,200	(92,800)	243,800	90,800

Income tax provision	113,900	26,600	158,700	61,800

Net (loss) income	$(54,700)	$(119,400)	$85,100	$29,000

Basic (loss) earnings per share available to common shareholders	$(0.74)	$(1.59)	$1.13	$0.38

Diluted (loss) earnings per share available to common shareholders	$(0.74)	$(1.59)	$1.11	$0.37

Wt. avg. common shares outstanding - basic	74,200	75,100	74,300	76,000
Wt. avg. common and common equivalent shares outstanding - diluted	74,200	75,100	75,700	77,500

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2015	2014	Change	Constant Currency	2015	2014	Change	Constant Currency
Vascular	$248,600	$233,000	7%	12%	$480,500	$452,200	6%	11%
Urology	209,200	207,100	1%	4%	414,800	408,500	2%	4%
Oncology	235,200	224,700	5%	8%	459,800	443,700	4%	6%
Surgical Specialties	143,800	139,300	3%	6%	279,700	274,500	2%	5%
Other	23,000	23,000	0%	2%	44,700	47,500	-6%	-4%

Net sales	$859,800	$827,100	4%		$1,679,500	$1,626,400	3%

Foreign exchange impact		(29,800)				(50,200)

Constant Currency	$859,800	$797,300		8%	$1,679,500	$1,576,200		7%

Non-GAAP Reconciliation of (Loss) Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$333.7	$250.0	$64.0	$141.7	$113.9	$(54.7)	$(0.74)
Items that affect comparability of results between periods:
Acquisition-related items	(2.0)	(1.0)	(1.5)	—	0.5	4.0
Litigation charges, net	—	—	—	(343.7)	12.5	331.2
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(8.5)	3.0	5.5

Total	(2.0)	(1.0)	(1.5)	(141.7)	(62.8)	209.0	2.73

Adjusted Basis	$331.7	$249.0	$62.5	$—	$51.1	$154.3

Amortization of intangible assets	$29.3				$9.9	$19.4	0.25

Adjusted Earnings						$173.7	$2.27

	Quarter Ended June 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$320.7	$245.2	$85.4	$257.3	$26.6	$(119.4)	$(1.59)
Items that affect comparability of results between periods:
Acquisition-related items	(0.9)	(0.3)	(21.2)	(0.1)	0.4	22.1
Litigation charges, net	—	—	—	(262.7)	22.4	240.3

Total	(0.9)	(0.3)	(21.2)	(262.8)	22.8	262.4	3.37

Adjusted Basis	$319.8	$244.9	$64.2	$(5.5)	$49.4	$143.0

Amortization of intangible assets	$26.6				$8.9	$17.7	0.23

Adjusted Earnings						$160.7	$2.06

	Six Months Ended June 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$644.9	$485.7	$124.6	$158.0	$158.7	$85.1	$1.11
Items that affect comparability of results between periods:
Acquisition-related items	7.9	(1.2)	(1.5)	(0.5)	0.7	(5.4)
Litigation charges, net	—	—	—	(354.0)	13.4	340.6
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(12.4)	4.3	8.1

Total	7.9	(1.2)	(1.5)	(156.4)	(60.4)	211.6	2.75

Adjusted Basis	$652.8	$484.5	$123.1	$1.6	$98.3	$296.7

Amortization of intangible assets	$58.2				$19.6	$38.6	0.50

Adjusted Earnings						$335.3	$4.36

	Six Months Ended June 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$630.2	$482.0	$149.7	$251.3	$61.8	$29.0	$0.37
Items that affect comparability of results between periods:
Acquisition-related items	(1.5)	(0.4)	(21.6)	(2.1)	1.2	24.4
Litigation charges, net	—	—	—	(262.7)	22.4	240.3
Gain on sale of investment	—	—	—	7.1	(2.2)	(4.9)
Tax item	—	—	—	—	10.9	(10.9)
Total	(1.5)	(0.4)	(21.6)	(257.7)	32.3	248.9	3.16

Adjusted Basis	$628.7	$481.6	$128.1	$(6.4)	$94.1	$277.9

Amortization of intangible assets	$53.2				$17.8	$35.4	0.45

Adjusted Earnings						$313.3	$3.98

(1)	For the quarters ended June 30, 2015 and 2014, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million and 1.5 million, respectively. Common share equivalents primarily from share-based compensation plans were not included in these periods because their effect would have been antidilutive. As a result, total per share amounts do not add.

Notes to Non-GAAP Reconciliation of (Loss) Earnings

•	For the second quarter 2015, the following items affected the comparability of results between periods: (i) charges of $4.5 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $343.7 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $6.8 million of litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 200 and then an additional 300 individual cases for trial (the “WHP Pre-Trial Orders”); (iii) a gain of $210.5 million pre-tax related to a patent infringement litigation against W.L. Gore & Associates, Inc. (“Gore”); and (iv) charges of $8.5 million pre-tax for restructuring and productivity initiatives. The net effect of these items increased net loss by $209.0 million, or $2.73 diluted loss per share available to common shareholders. Amortization of intangible assets was $29.3 million pre-tax, which decreased net income on an adjusted basis by $19.4 million, or $0.25 diluted earnings per share available to common shareholders.

•	For the second quarter 2014, the following items affected the comparability of results between periods: (i) charges of $22.5 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; and (ii) charges of $262.7 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $4.2 million of litigation-related defense costs in connection with the District Court’s pre-trial order that the company prepare 200 individual cases for trial. The net effect of these items increased net loss by $262.4 million, or $3.37 diluted loss per share available to common shareholders. Amortization of intangible assets was $26.6 million pre-tax, which decreased net income on an adjusted basis by $17.7 million, or $0.23 diluted earnings per share available to common shareholders.

•	For the six months ended June 30, 2015, the following items affected the comparability of results between periods: (i) a net benefit of $4.7 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $354.0 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $15.1 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders and other litigation-related charges; (iii) a gain of $210.5 million pre-tax related to a patent infringement litigation against Gore; and (iv) charges of $12.4 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $211.6 million, or $2.75 diluted earnings per share available to common shareholders. Amortization of intangible assets was $58.2 million pre-tax, which decreased net income on an adjusted basis by $38.6 million, or $0.50 diluted earnings per share available to common shareholders.

•	For the six months ended June 30, 2014, the following items affected the comparability of results between periods: (i) charges of $25.6 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $262.7 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $4.2 million of litigation-related defense costs in connection with the District Court’s pre-trial order that the company prepare 200 individual cases for trial; (iii) a gain of $7.1 million pre-tax related to the sale of an equity investment; and (iv) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $248.9 million, or $3.16 diluted earnings per share available to common shareholders. Amortization of intangible assets was $53.2 million pre-tax, which decreased net income on an adjusted basis by $35.4 million, or $0.45 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of acquisition-related items; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items; (4) other (income) expense, net, excluding acquisition-related items, litigation charges, net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders) and other litigation-related charges, Gore proceeds, restructuring and productivity initiative costs, and gain on sale of investment; (5) income tax provision excluding a decrease associated with the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to (Loss) Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
(Loss) earnings per Share Numerator: GAAP Basis - basic and diluted
Net (loss) income	$(54,700)	$(119,400)	$85,100	$29,000
Less: Income allocated to participating securities (1)	—	—	1,200	400

Net (loss) income available to common shareholders	$(54,700)	$(119,400)	$83,900	$28,600

Earnings per Share Numerator: Adjusted Earnings
Net income	$173,700	$160,700	$335,300	$313,300
Less: Income allocated to participating securities (1)	2,600	2,700	5,000	5,200

Net income available to common shareholders	$171,100	$158,000	$330,300	$308,100

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	74,200	75,100	74,300	76,000
Wt. avg. common and common equivalent shares outstanding (2): GAAP Basis - diluted	74,200	75,100	75,700	77,500
Wt. avg. common and common equivalent shares outstanding: Adjusted Basis - diluted	75,500	76,600	75,700	77,500
(Loss) earnings per Share: GAAP Basis
Basic (loss) earnings per share available to common shareholders	$(0.74)	$(1.59)	$1.13	$0.38

Diluted (loss) earnings per share available to common shareholders	$(0.74)	$(1.59)	$1.11	$0.37

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.27	$2.06	$4.36	$3.98

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.
(2)	For the quarters ended June 30, 2015 and 2014, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million and 1.5 million, respectively. Common share equivalents primarily from share-based compensation plans were not included in these periods because their effect would have been antidilutive.